Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                               Xerox Corporation
             (Exact name of registrant as specified in its charter)

            New York                                   16-0468020
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
 of incorporation or organization)

     P.O. Box 1600, 800 Long Ridge Road, Stamford, Connecticut  06904-1600
              (Address of Principal Executive Offices)          (Zip Code)


                  Xerox Canada Inc. Executive Rights Plan
                         (Full title of the plan)


                             Martin S. Wagner
                            Assistant Secretary
                             Xerox Corporation
                               P.O. Box 1600
                        Stamford, Connecticut 06904
                 (Name and address of agent for service)

                               (203) 968-3000
        (Telephone number, including area code, of agent for service)
                               ---------------

                       CALCULATION OF REGISTRATION FEE

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                                 Proposed       Proposed
Title of                         maximum        maximum
securities                       offering       aggregate     Amount of
to be           Amount to be     price          offering      registration
registered      registered       per share*     price*        fee
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

Common Stock,   350,000 shares   $134.75        $47,162,500   $9,433.00
$1 par value
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

* Estimated using the average of the high and low prices for Xerox Corporation Common Stock on the New York Stock Exchange on December 18, 1995 solely for purposes of determining the registration fee pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act of 1933, as amended.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     Xerox Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission (the
"Commission") (File No. 1-4471):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

     (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, and Current Reports on Form 8-K dated December 15, 1994 (filed on March 7, 1995), December 19, 1994 (filed on January 20, 1995), January 12, 1995 and June 1, 1995; and

     (c) The description of the Company's Common Stock, $1 par value ("Common Stock"), contained in the registration statement (and amendments thereto) therefor filed under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act").

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     The legality of the shares of Common Stock offered pursuant to this registration statement has been passed upon for the Company by Martin S. Wagner, Esq., Associate General Counsel, Corporate, Finance and Ventures of the Company.

Item 6.  Indemnification of Directors and Officers.

     Article VIII, Section 2 of the Company's By-Laws states:

          "Indemnification of Directors and Officers:   Except to the extent
     expressly prohibited by law, the Company shall indemnify any person, made or threatened to be made, a party in any civil or criminal action or proceeding, including an action or proceeding by or in the right of the Company to procure a judgment in its favor or by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Company or serves or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be required with respect to any settlement unless the Company shall have given its prior approval thereto. Such indemnification shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law. In addition to the foregoing, the Company is authorized to extend rights to indemnification and advancement of expenses to such persons by i) resolution of the shareholders, ii) resolution of the Directors or iii) an agreement, to the extent not expressly prohibited by law."

     Reference is made to Sections 721 through 726 of the Business Corporation Law of the State of New York.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following is a list of exhibits filed as part of this registration statement:

Exhibit No.    Description
-----------    -----------

(4)            Xerox Canada Inc. Executive Rights Plan.
(5)            Opinion of Martin S. Wagner, Esq.
(23)(a)        Consent of Independent Auditors.
    (b)        Consent of Martin S. Wagner, Esq. (see Exhibit 5).
(24)(a)        Certified Resolution.
    (b)        Power of Attorney.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales of the securities registered hereby are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 21st day of December, 1995.

                                       XEROX CORPORATION (Registrant)

                                       By: /s/ PAUL A. ALLAIRE*
                                           Paul A. Allaire
                                           Chairman of the Board and
                                           Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 21, 1995.

        (Signature)             (Title)

Principal Executive Officer:
PAUL A. ALLAIRE*                Chairman of the Board, Board, Chief
                                Executive Officer and Director

Principal Financial Officer:
BARRY D. ROMERIL*               Executive Vice President and
                                Chief Financial Officer

Principal Accounting Officer:
PHILLIP D. FISHBACH*            Vice President and Controller

Directors:
ROBERT A. BECK           )
YOTARO KOBAYASHI         )
HILMAR KOPPER            )
RALPH S. LARSEN          ) *
JOHN D. MACOMBER         )
N. J. NICHOLAS, JR.      )
MARTHA R. SEGER          )

*By: /s/ MARTIN S. WAGNER
     Martin S. Wagner
     Attorney-in-Fact